Exhibit 99.1

LIMITED BRANDS, INC. ANNOUNCES INCREASED FULL YEAR AND

FOURTH QUARTER 2003 EARNINGS

– Launches Offer to Repurchase $1 Billion of its Common Stock Through Self-tender –

– 20% Increase in Annual Dividend to $0.48 per Share –

– Michael Weiss, President and CEO of Express, to Retire; Ken Stevens Promoted to CEO,

Express; Paul Raffin Promoted to President, Express –

Columbus, Ohio (February 26, 2004)—Limited Brands, Inc. (NYSE: LTD) today reported full year and fourth quarter 2003 earnings. Fourth quarter 2003 earnings per share increased by 12% to $0.74, compared to $0.66 last year.

“As a result of last year’s financial results and given our confidence in Limited Brands’ long-term growth potential, we have decided to increase the annual dividend by 20% to $0.48 per share. Also, we will offer to purchase $1 billion of our stock through a self-tender,” said Leslie H. Wexner, Chairman and CEO of Limited Brands, Inc. “The actions announced today continue our strategy of enhancing shareholder value and allow us to return capital to our investors, while maintaining the flexibility to use our strong financial position to pursue growth opportunities.”

Fourth Quarter Results

Comparable store sales for the fourth quarter of 2003 increased 8% and net sales of $3.231 billion increased 9% compared to sales of $2.966 billion for 2002. On a reported basis, earnings per share were $0.74 for the fourth quarter of 2003 compared to $0.66 for the fourth quarter of 2002. Operating income was $641.5 million compared to $587.6 million last year, and net income was $387.6 million compared to $352.9 million last year.

On an adjusted basis, fourth quarter earnings per share were $0.74 compared to $0.67 last year, operating income was $641.5 million compared to $587.6 million last year, and net income was $387.6 million compared to $357.3 million last year.

2003 Results

Comparable store sales for the year increased 4% and net sales of $8.934 billion increased 6% compared to sales of $8.445 billion last year. On a reported basis, earnings per share for the full year ended January 31, 2004 were $1.36 per share compared to $0.96 for 2002. Operating income was $963.1 million compared to $837.9 million last year, and net income was $716.8 million compared to $501.7 million last year.

On an adjusted basis, earnings per share for the year ended January 31, 2004 increased 12%, to $1.11 per share compared to $0.99 per share last year. Operating income was $963.1 million compared to $871.7 million last year, and net income was $583.8 million compared to $528.2 million last year.

2004 Outlook

The Company stated that it expects spring season earnings per share to increase 15% to 25% versus last year, with flat earnings per share in the first quarter.

Reported earnings per share in 2003 were $1.36. Excluding the gain from the sale of Alliance Data Systems stock, 2003 adjusted earnings per share were $1.11. For the year 2004, the Company anticipates an earnings per share increase of 13% to 15% versus 2003’s $1.11 adjusted result, including the impact of the $1 billion share repurchase, which will be approximately $0.08 accretive to earnings per share in 2004.

Share Repurchase

Limited Brands’ Board of Directors has authorized the repurchase of $1 billion of its common stock. The repurchase will be made through a modified “Dutch Auction” tender offer in which Limited Brands’ shareholders will be given the opportunity to sell a portion or all of their shares to the Company at a price of not less than $19.75 per share and not more than $22.50 per share. Among other things, the tender offer provides those shareholders who wish to sell shares an opportunity to do so at a premium of up to 11% over yesterday’s closing stock price of $20.20, without incurring any brokerage fees or commissions. The offer to purchase shares will commence on February 27, 2004 and will expire at 12:00 midnight, New York City time on March 25, 2004, unless extended by the Company.

Under the “Dutch Auction” format, the Company will select the lowest price within the stated range that will allow it to buy $1 billion of its common stock, assuming that a sufficient number of shares are tendered. If the number of shares tendered is greater than the number sought, purchases will be made on a pro rata basis from shareholders tendering at or below the purchase price. All shares purchased by the Company will be purchased at the same price, even if shareholders have selected a lower price; however, the Company will not purchase any shares above the determined purchase price. The offer is not contingent upon any minimum number of shares being tendered.

Limited Brands intends to fund consummation of the Offer from its existing cash balances, which totaled $3.1 billion as of January 31, 2004.

In connection with the self-tender, Limited Brands has retained Banc of America Securities LLC and JPMorgan to act as dealer managers.

Increase In Dividend

The annual dividend will increase 20% to $0.48 per share of common stock from $0.40. The quarterly dividend of $0.12 per share is payable on March 16, 2004 to shareholders of record at the close of business on March 5, 2004. This is the Company’s 116th consecutive quarterly dividend.

Express Organizational Changes

The Company also announced the retirement of Michael Weiss, President and CEO of Express. “Michael has been an integral part of the success of the enterprise and the Express brand for more than 20 years. Under his leadership, the Express business grew from a fledgling concept to a dual-gender brand with more than 900 stores. His vision for and success in transforming the brand has been an inspiration,” said Mr. Wexner. “I thank him for his contributions and friendship.”

Mr. Weiss will assist in transitioning Express to a co-leadership model over the next few months. Under this model, Ken Stevens, who is currently President of Bath & Body Works, will transition to Express as CEO. Mr. Stevens will have responsibility for Finance, Store Operations, Human Resources and Operations. Paul Raffin, currently EVP of Merchandising at Express, will become President of the Express business, responsible for leadership of the Merchandising, Design and Marketing functions. Mr. Stevens will not be replaced at Bath & Body Works. Several leaders at Bath & Body Works will assume increased responsibilities.

“While following someone like Michael would be a challenge for anyone, I am confident the co-leadership model is the right one for the Express business and that Ken and Paul will be great leaders for the brand,” Mr. Wexner said.

Adjusted Results

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of financial results and improve comparability of financial information from period to period. Please refer to the attached income statements for the quarter for a reconciliation of reported and adjusted results. Adjusted results as reported above include the following:

Adjustments Related to Alliance Data Systems:

•	Adjustment to exclude a first quarter 2003 pretax, non-operating gain of $79.7 million, or $0.09 per share, resulting from the sale of approximately half of the Company’s interest (7 million shares) in Alliance Data Systems Corporation (NYSE: ADS) in a secondary offering.

•	Adjustment to exclude a third quarter 2003 pretax, non-operating gain of $128.4 million, or $0.16 per share, resulting from the sale of the Company’s remaining interest (7.5 million shares) in ADS in a secondary offering.

Adjustments Related to the Sale of Lerner New York:

•	Adjustments to exclude a fourth quarter 2002 after-tax loss from discontinued operations of $3.5 million, resulting from the sale of Lerner New York.

•	Adjustments to reflect the November 2002 sale of Lerner New York as if it had happened at the beginning of 2002.

Adjustments Related to the Sale of Lane Bryant:

•	Adjustments to exclude a third quarter 2002 pretax, non-operating gain of $6.1 million, or $0.01 per share, resulting from the sale of Charming Shoppes stock which the Company received as part of the sale of Lane Bryant.

Adjustments Related to the Recombination of Intimate Brands, Inc. (IBI):

•	Adjustments to exclude a first quarter 2002 non-cash, pretax special charge of $33.8 million, or $0.05 per share, relating to the exchange of vested IBI stock options and restricted stock for similar Limited Brands stock awards.

•	Adjustments to eliminate minority interest expense and increase weighted average shares outstanding to reflect the March 2002 recombination of IBI as if it had occurred at the beginning of 2002.

Please refer to the attached income statements for the quarter and year for complete reported and adjusted results.

To hear the Company’s live fourth quarter earnings conference call, log on to www.LimitedBrands.com at 8:00 a.m. EST on Thursday, February 26, 2004, or call 1-877-601-1433. To hear a replay of the earnings call, dial 1-800-337-6551, followed by the ID code LTD (583). An audio replay of the conference call, as well as additional financial information, will also be available at www.LimitedBrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Express Men’s, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,911 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company in this press release or the fourth quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results for 2004 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; the impact of competition and pricing; changes in weather patterns; political stability; postal rate increases and charges; paper and printing costs; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company’s products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner; risks associated with relying on foreign sources of production; availability of suitable store locations on appropriate terms and other factors that may be described in the Company’s filings with the Securities and Exchange Commission. The forward-looking information provided in this press release or the fourth quarter earnings call is based on information available to the Company as of the date of this press release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

ADDITIONAL LEGAL INFORMATION:

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Limited Brands’ common stock. The tender offer is being made only pursuant to the Offer to Purchase and the related materials that Limited Brands will distribute to its stockholders. Stockholders should read the Offer to Purchase and the related materials carefully because they contain important information. Stockholders will be able to obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase and other documents that Limited Brands is filing with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. Stockholders may also obtain a copy of these documents, without charge, from D.F. King & Co., Inc., the information agent for the tender offer, toll free at 888-628-8208.

# # #

For further information, please contact: Tom Katzenmeyer SVP, Investor, Media and Community Relations Limited Brands, Inc. 614-415-7076 www.Limitedbrands.com	For further information regarding the self-tender offer, please contact: D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 888-628-8208

(attachments: Consolidated Statements of Income, pages 5-7)

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED JANUARY 31, 2004 AND FEBRUARY 1, 2003

(Unaudited)

(In thousands except per share amounts)

		2002
	2003	Reported	Adjustments	Adjusted
Net Sales	$3,230,918	$2,965,966	—	$2,965,966
Gross Income	1,341,103	1,234,734	—	1,234,734
General, Administrative and Store Operating Expenses	(699,611)	(647,164)	—	(647,164)

Operating Income	641,492	587,570	—	587,570
Interest Expense	(11,733)	(7,731)	—	(7,731)
Interest Income	8,637	8,985	$625	9,610
Other Income (Loss)	(3,749)	3,836	—	3,836

Income From Continuing Operations Before Income Taxes	634,647	592,660	625	593,285
Provision for Income Taxes	247,000	236,000	—	236,000

Net Income From Continuing Operations	387,647	356,660	625	357,285
Loss From Discontinued Operations (Including Loss on Disposal of $3.5 Million in 2002), Net of Tax	—	(3,801)	3,801	—

Net Income	$387,647	$352,859	$4,426	$357,285

Income Per Share
Continuing Operations	$0.74	$0.67		$0.67
Discontinued Operations	—	(0.01)		—

Net Income Per Share	$0.74	$0.66		$0.67

Weighted Average Shares Outstanding	525,165	530,833		530,833

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

FIFTY-TWO WEEKS ENDED JANUARY 31, 2004 AND FEBRUARY 1, 2003

(Unaudited)

(In thousands except per share amounts)

	2003			2002
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$8,934,091	—	$8,934,091	$8,444,654	—	$8,444,654
Gross Income	3,250,843	—	3,250,843	3,093,519	—	3,093,519
General, Administrative and Store Operating Expenses	(2,287,761)	—	(2,287,761)	(2,221,785)	—	(2,221,785)
Special Item	—	—	—	(33,808)	$33,808	—

Operating Income	963,082	—	963,082	837,926	33,808	871,734
Interest Expense	(61,818)	—	(61,818)	(29,559)	—	(29,559)
Interest Income	62,754	—	62,754	28,653	6,250	34,903
Other Income (Loss)	(6,250)	—	(6,250)	102	—	102
Minority Interest	—	—	—	(6,063)	6,063	—
Gain on Investees’ Stock	208,042	($208,042)	—	6,124	(6,124)	—

Income From Continuing Operations
Before Income Taxes	1,165,810	(208,042)	957,768	837,183	39,997	877,180
Provision for Income Taxes	449,000	(75,000)	374,000	341,000	8,000	349,000

Net Income From Continuing Operations	716,810	(133,042)	583,768	496,183	31,997	528,180
Income From Discontinued Operations (Including Loss on Disposal of $3.5 Million in 2002), Net of Tax	—	—	—	5,556	(5,556)	—

Net Income	$716,810	($133,042)	$583,768	$501,739	$26,441	$528,180

Income Per Share
Continuing Operations	$1.36		$1.11	$0.95		$0.99
Discontinued Operations	—		—	0.01		—

Net Income Per Share	$1.36		$1.11	$0.96		$0.99

Weighted Average Shares Outstanding	525,731		525,731	521,502		533,320

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2003

In the first quarter of 2003, adjusted results exclude a $79.7 million pretax, non-operating gain resulting from the sale of approximately one-half of the Company’s investment in Alliance Data Systems Corporation (ADS).

In the third quarter of 2003, adjusted results exclude a $128.4 million pretax, non-operating gain resulting from the sale of the Company’s remaining interest in ADS.

Fiscal 2002

In the first quarter of 2002, the Company completed a tender offer and merger that resulted in the acquisition of the Intimate Brands, Inc. (“IBI”) minority interest. The adjusted results:

•	Eliminate the minority interest and increase total weighted average shares outstanding to reflect the recombination as if it had occurred at the beginning of 2002.

•	Eliminate a $33.8 million pretax, special non-cash charge relating to the exchange of vested IBI stock options and restricted stock for similar Limited Brands stock awards.

In the third quarter of 2002, adjusted results exclude a $6.1 million pretax, non-operating gain resulting from the sale of Charming Shoppes stock which the Company received as part of the sale of Lane Bryant.

The adjusted results also exclude the results of Lerner New York (“Lerner”) which are classified as a discontinued operation in the reported results. Adjusted results also reflect additional interest income from the $75 million subordinated note received in connection with the sale of Lerner, which bears interest at 10% per annum.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.